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                                                                     EXHIBIT 3.2

                                     BYLAWS
                                       OF
                          SEQUOIA SOFTWARE CORPORATION
                            (Amended March 17, 2000)

                                    ARTICLE I
                                  STOCKHOLDERS

       Section 1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held each year within seventy-five (75) days of the close of the Corporation's fiscal year, on a day to be duly designated by the Board of Directors, for the purpose of electing Directors and for the transaction of such other corporate business as may come before the meeting. Failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate acts.

       Section 2. Special Meetings. Special meetings of the stockholders may be called, at any time and for any purpose or purposes, by the Chairman of the Board, the President or a majority of the Board of Directors. Special meetings of the stockholders shall be called by the Secretary at the request of stockholders only on the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting. A request for a special meeting shall state the purpose of the meeting and the matters proposed to be acted on at it. The Secretary shall promptly notify the stockholders making such request of the reasonably estimated costs of preparing and mailing notice of the requested meeting and, upon receipt by the Corporation of funds sufficient to meet such costs, shall provide notice of the requested meeting in the manner provided in these Bylaws. Business transacted at all special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of the meeting.

       Section 3. Place of Holding Meetings. Unless the Charter provides otherwise, meetings of stockholders shall be held at such place as is set from time to time by the Board of Directors.

       Section 4. Notice of Meetings; Waiver of Notice. Written notice of each meeting of the stockholders shall be mailed, postage prepaid by the Secretary, to each Stockholder entitled to vote thereat and to each other Stockholder entitled to notice, at the Stockholder's post office address as it appears upon the books of the Corporation, not less than ten (10) nor more than ninety (90) days before the meeting. Each such notice shall state the place, day, and hour at which the meeting is to be held, and, in the case of any special meeting, shall state briefly the purpose or purposes thereof. Notice is given to a stockholder when it is personally delivered to him or her, left at his or her residence or usual place of business, or mailed to him or her at his or her address as it appears on the records of the Corporation or transmitted to the stockholder by electronic mail to any electronic mail address of the stockholder or by any other electronic means.


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Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if he or she before or after the meeting signs a waiver of the notice which is filed with the records of stockholders' meetings, or is present at the meeting in person or by proxy.

       Section 5. Quorum. The presence in person or by proxy of the holders of record of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the stockholders except as may be otherwise specifically provided by law, by the Charter of the Corporation or by these Bylaws. If less than a quorum shall be in attendance at the time for which the meeting shall have been called, the meeting may be adjourned from time to time by a majority vote of the stockholders present or represented, without any notice other than by announcement of the meeting, until a quorum shall attend. At any adjourned meeting at which a quorum shall attend, any business may be transacted which might have been transacted if the meeting had been held as originally called. In the event of the withdrawal of any Stockholder or stockholders from a meeting which has been duly called and convened and at which a quorum was established, so that less than a quorum remains, the remaining stockholders may continue to transact business until the adjournment of the meeting, notwithstanding such withdrawal.

       Section 6. List of Stockholders. At each meeting of stockholders, a full, true and complete list of all stockholders entitled to vote at such meeting, showing the number and class of shares held by each and certified by the transfer agent for such class or by the Secretary, shall be furnished by the Secretary

       Section 7. Voting. At all meetings of Stockholders, every Stockholder entitled to vote thereat shall have one (1) vote for each share of Common Stock standing in such stockholder's name on the books of the Corporation on the date established in accordance with the provisions of Article IV of the Bylaws for the determination of Stockholders entitled to vote at the meeting, and every Stockholder shall be entitled to vote thereat the number of votes specified in the Charter of the Corporation for each share of the Corporation's capital stock standing in such stockholder's name on the books of the Corporation's stock transfer agent on such date. Such vote may be either in person or by proxy duly appointed by an instrument in writing subscribed by such Stockholder, or his duly authorized attorney, and bearing a date not more than eleven (11) months prior to said meeting unless said instrument expressly provides for a longer period. Such proxy shall be dated, but need not be sealed, witnessed, or acknowledged. All elections shall be had and all questions shall be decided by a majority of the votes cast at a duly constituted meeting, except as may be otherwise specifically provided by law, by the Charter of the Corporation or by these Bylaws. If the chairman of the meeting shall so determine, a vote by ballot may be taken upon any election or matter; a vote shall so be taken upon the request of the holders of ten percent (10%) of the stock entitled to vote on such election or matter. In either of such events, the proxies and ballots shall be received and be taken in charge and all questions concerning the qualification of voters and the validity of


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proxies and the acceptance or rejection of votes shall be decided by a teller or tellers appointed by the chairman of the meeting.

       Section 8. Conduct of Business and Voting. At all meetings of stockholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions touching the qualification of votes and the validity of proxies, the acceptance or rejection of votes and procedures for the conduct of business not otherwise specified by these Bylaws, the Charter or law, shall be decided or determined by the chairman of the meeting. If demanded by stockholders, present in person or by proxy, entitled to cast 10% in number of votes entitled to be cast, or if ordered by the chairman of the meeting, the vote upon any election or question shall be taken by ballot and, upon like demand or order, the voting shall be conducted by two inspectors, in which event the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by such inspectors. Unless so demanded or ordered, no vote need be by ballot and voting need not be conducted by inspectors. The stockholders at any meeting may choose an inspector or inspectors to act at such meeting, and in default of such election the chairman of the meeting may appoint an inspector or inspectors. No candidate for election as a director at a meeting shall serve as an inspector thereat.

       Section 9. Informal Action in Lieu of Meeting. Any action which may be taken at a meeting of stockholders may be taken without a meeting if each Stockholder entitled to vote on the matter expressly consents to such action, and if any other Stockholder entitled to notice of such meeting expressly waives his right to dissent from such action. Such consents and waivers shall be in writing and shall be filed with the minutes of the proceedings of the stockholders.

       Section 10. Informal Action by stockholders. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if there is filed with the records of stockholders meetings an unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter and a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.

       Section 11. Meeting by Conference Telephone. Stockholders may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.


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                                   ARTICLE II
                               BOARD OF DIRECTORS

       Section 1. Function of Directors. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the stockholders by statute or by the Charter or Bylaws.

       Section 2. Number and Term of Office. The number of Directors shall be that number set forth in the Charter of the Corporation, unless such number has been increased or decreased by at least a majority of the directors then in office. Directors need not be stockholders. The Directors shall be elected each year at the annual meeting of stockholders in the manner provided in the Charter of the Corporation, and each Director shall serve until the Director's successor shall be duly elected and qualified.

       Section 3. Vacancy on Board of Directors. Subject to the rights of the holders of any class or series of stock separately entitled to elect one or more directors, the stockholders may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a director. A director elected by the stockholders to fill a vacancy which results from the removal of a director serves for the balance of the term of the removed director. Subject to the rights of the holders of any class of stock separately entitled to elect one or more directors, a majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Directors which results from any cause except an increase in the number of directors, and a majority of the entire Board of Directors may fill a vacancy which results from an increase in the number of directors. A director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of stockholders and until his or her successor is elected and qualifies.

       Section 4. Removal of Directors. Any Director may be removed from office, with or without cause, at any special meeting of stockholders duly called for that purpose, if a majority of the votes entitled to be cast by stockholders present at the meeting who, under the terms of the Charter of the Corporation, are entitled to elect that Director, are cast in favor of the removal of the Director.

       Section 5. Regular Meetings. After each meeting of stockholders at which directors shall have been elected, the Board of Directors shall meet as soon thereafter as practicable for the purpose of organization and the transaction of other business. In the event that no other time and place are specified by resolution of the Board of Directors or announced by the President or the Chairman of the Board at such stockholders meeting, the Board of Directors shall meet immediately following the close of, and at the place of, such stockholders meeting. Any other regular meeting of the Board of Directors shall be held on such date and time and at such place as may be designated from time to time by the Board of Directors. No notice of such meeting following a stockholders meeting or any other regular meeting shall be necessary if held as hereinabove provided.


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       Section 6. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting, or in writing with or without a meeting. A special meeting of the Board of Directors shall be held on such date and at any place as may be designated from time to time by the Board of Directors. In the absence of designation such meeting shall be held at such place as may be designated in the call.

       Section 7. Notice of Meeting. Except as provided in Section 5, the Secretary shall give notice to each director of each regular and special meeting of the Board of Directors. The notice shall state the time and place of the meeting. Notice is given to a director when it is delivered personally to him or her, left at his or her residence or usual place of business, or sent by telegraph, facsimile transmission or telephone, at least 24 hours before the time of the meeting or, in the alternative by mail to his or her address as it shall appear on the records of the Corporation, at least 72 hours before the time of the meeting. Unless these Bylaws or a resolution of the Board of Directors provides otherwise, the notice need not state the business to be transacted at or the purposes of any regular or special meeting of the Board of Directors. No notice of any meeting of the Board of Directors need be given to any director who attends except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened, or to any director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

       Section 8. Place of Meeting and Offices. The Board of Directors may hold their meetings, have one or more offices, and keep the books and records of the Corporation at such place or places, either within or without the State of Maryland, as they may from time to time determine.

       Section 9. Quorum. Except as otherwise provided in the Charter of the Corporation, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business. In the absence of a quorum, the directors present by majority vote and without notice other than by announcement may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. Unless statute or the Charter or Bylaws requires a greater proportion, the action of a majority of the directors present at a meeting at which a quorum is present is action of the Board of Directors.

       Section 10. Informal Action in Lieu of Meeting. Any action which may be taken at a meeting of Directors or a Committee of Directors may be taken without a meeting if each Director (or each Committee member, as the case may be) expressly


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consents to such action in a writing which is filed with the minutes of the proceedings of the Board of Directors.

       Section 11. Compensation of Directors. Directors shall not receive any salary for their services as such, but each Director shall be entitled to receive from the Corporation reimbursement of the expenses incurred by him in attending any regular or special meeting of the Board, and, by resolution of the Board of Directors, a fixed sum may also be allowed for attendance at each regular or special meeting of the Board and such reimbursement and compensation shall be payable whether or not an adjournment be had because of the absence of a quorum. Nothing herein contained shall be construed to preclude any Directors from serving the Corporation in any other capacity and receiving compensation therefor.

       Section 12. Committees. The Board of Directors may, by resolution passed by a majority of the Board, designate one or more committees, each committee to consist of two or more of the Directors of the Corporation, which committees, to the extent provided in the resolution, shall have and may exercise any powers of the Board of Directors which may by law be delegated to them, and may authorize the seal of the Corporation to be affixed to all papers which may require it. If the Board of Directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number of shares to be issued, a committee of the Board of Directors, in accordance with that general authorization or any stock option or other plan or program adopted by the Board of Directors, may authorize or fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.

       Section 13. Committee Procedure. Each committee may fix rules of procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if an unanimous written consent which sets forth the action is signed by each member of the committee and filed with the minutes of the committee. The members of a committee may conduct any meeting thereof by conference telephone in accordance with the provisions of Section 2.10.

       Section 14. Emergency. In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Corporation by its directors and officers as contemplated by the Charter and these Bylaws, any two or more available members of the then incumbent Executive Committee shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Corporation in accordance with the provisions of Section 3.01. In the event of the


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unavailability, at such time, of a minimum of two members of the then incumbent
Executive Committee, the available directors shall elect an Executive Committee consisting of any two members of the Board of Directors, whether or not they be officers of the Corporation, which two members shall constitute the Executive Committee for the full conduct and management of the affairs of the Corporation in accordance with the foregoing provisions of this Section. This Section shall be subject to implementation by resolution of the Board of Directors passed from time to time for that purpose, and any provisions of these Bylaws (other than this Section) and any resolutions which are contrary to the provisions of this Section or to the provisions of any such implementary resolutions shall be suspended until it shall be determined by any interim Executive Committee acting under this Section that it shall be to the advantage of the Corporation to resume the conduct and management of its affairs and business under all the other provisions of these Bylaws.

       Section 15. Telephonic Meetings. Directors may participate in any meeting convened pursuant to these Bylaws by means of a conference telephone or similar communications equipment, if all persons participating in such meeting can hear one another at the same time. Participation in a meeting by these means shall constitute presence in person at such meeting.

                                   ARTICLE III
                                    OFFICERS

       Section 1. Election Tenure and Compensation. The Officers of the Corporation shall be a Chairman of the Board, a President, a Treasurer, a Secretary, and such other Officers (e.g., one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers) as the Board of Directors from time to time may consider necessary for the proper conduct of the business of the Corporation. The Officers shall be elected by the Board of Directors at any meeting of the Board, and each Officer shall hold office until his successor is elected and qualified or until his death, resignation or removal in the manner provided by this Bylaw. Except for the Chairman of the Board who must be a Director, an Officer may, but need not be, a Stockholder, a Director, or both. Any combination of the above Offices may be held by the same person, but no Officer shall act in more than one capacity to execute, acknowledge or verify any instrument which is required by law to be executed, acknowledged or verified by more than one Officer. The compensation or salary paid all Officers of the Corporation may be fixed by resolutions adopted by the Board of Directors. Except for otherwise expressly provided in a contract duly authorized by the Board of Directors, all Officers and agents of the Corporation shall serve at the pleasure of the Board of Directors and shall be subject to removal at any time by the affirmative vote of a majority of the Board of Directors.

       Section 2. Chairman of the Board. The Chairman of the Board shall be the senior executive officer of the Corporation and shall have the duty of the general care, supervision and direction of the affairs of the Corporation and shall be responsible for the


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supervision and direction of all of the other Officers of the Corporation. The
Chairman of the Board may execute and deliver all authorized bonds, contracts or other obligations in the name and on behalf of the Corporation. He may appoint committees for the best interests of the Corporation. The Chairman of the Board may, in his or her discretion and when requested by other Directors, call meetings of the Board of Directors from time to time. The Chairman of the Board shall perform such other duties as may be assigned to him by the Board of Directors.

       Section 3. President. The President of the Corporation shall, subject to the supervision of the Chairman of the Board, have general charge and control of all of the business affairs and properties of the Corporation. The President may execute and deliver all authorized bonds, contracts or other obligations in the name and on behalf of the Corporation. Subject to the supervision of the Chairman of the Board, the President shall have the general powers and duties of supervision and management usually vested in the office of the president of a corporation, including without limitation, the powers to hire and discharge any employees or agents of the Corporation except as limited by a contract duly authorized by the Board of Directors; provided, however, that the President shall have no authority to discharge any other Officer of the Corporation from his office. He shall have such other powers and perform such other duties as may, from time to time, be assigned to him by the Board of Directors or the Chairman of the Board.

       Section 4. Vice President. The Board of Directors may appoint one or more Vice Presidents. Any Vice President (unless otherwise provided by resolution of the Directors) may execute and deliver all authorized bonds, contracts or other obligations in the name and on behalf of the Corporation. Each Vice President shall have such powers and shall perform such other duties as may be assigned by the Board of Directors, the Chairman of the Board or by the President. In case of the absence or disability of the President, the duties of that office may be performed by any Vice President; the taking of any action by any Vice President in the place of the President shall be conclusive evidence of the absence or disability of the President.

       Section 5. Treasurer. The Treasurer shall give and have custody of all the funds and securities of the Corporation, and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all monies and other valuables in the name and to the credit of the Corporation in such depositary or depositaries as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. He shall render to the Chairman of the Board, the President and the Board of Directors, whenever any of them so request, an account of all his transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall give the Corporation a bond, if required by the Board of Directors in a sum and with one or more sureties, satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the Corporation in case of his death, resignation, retirement or removal from office, of all


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books, papers, vouchers, monies and other properties of whatever kind in his possession or under his control belonging to the Corporation. In general, the Treasurer shall perform all the duties generally incident to the office of treasurer of a corporation, subject to the control of the Board of Directors, the Chairman of the Board and the President.

       Section 6. Assistant Treasurer. The Board of Directors may appoint one or more Assistant Treasurers. Each Assistant Treasurer shall have power (except as otherwise provided by resolutions of the Board of Directors) to perform all duties of the Treasurer in the absence or disability of the Treasurer and shall have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors, the Chairman of the Board or the President. In case of the absence or disability of the Treasurer, the duties of the office shall be performed by any Assistant Treasurer; the taking of any action by any Assistant Treasurer in place of the Treasurer shall be conclusive evidence of the absence or disability of the Treasurer.

       Section 7. Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and Directors and all other notices required by law or by these Bylaws; in case of his absence, refusal or neglect to do so, any such notice may be given by any person thereunto directed by the Chairman of the Board, the President, or by the Directors upon whose written requisition as provided in these Bylaws a meeting is called. The Secretary shall record all of the proceedings of the meetings of the stockholders and of the Directors in minute books provided for that purpose. The Secretary shall attest to the execution by the Corporation of all instruments requiring the same. He shall have general charge of the stock transfer books of the Corporation; shall keep a register of the post office address of each Stockholder and each Director of the Corporation, as furnished by the same; and shall perform such other duties as may be assigned to him by the Directors, the Chairman of the Board or the President. In general, the Secretary shall perform all the duties generally incident to the office of secretary of a corporation, subject to the control of the Board of Directors, the Chairman of the Board and the President.

       Section 8. Assistant Secretary. The Board of Directors may appoint one or more Assistant Secretaries. Each Assistant Secretary shall have power (except as otherwise provided by resolution of the Board of Directors) to perform all duties of the Secretary in the absence or disability of the Secretary and shall have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors, the Chairman of the Board or the President. In case of the absence or disability of the Secretary, the duties of the office shall be performed by any Assistant Secretary; the taking of any actions by any Assistant Secretary in place of the Secretary shall be conclusive evidence of the absence or disability of the Secretary.

       Section 9. Compensation. The Board of Directors shall have power to fix the salaries and other compensation and remuneration, of whatever kind, of all officers of the


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Corporation. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation. The Board of Directors may authorize any committee or officer, upon whom the power of appointing assistant and subordinate officers may have been conferred, to fix the salaries, compensation and remuneration of such assistant and subordinate officers.

                                   ARTICLE IV
                                DIVISIONAL TITLES

       Section 1. Conferring Divisional Titles. The Board of Directors may from time to time confer upon any employee of a division of the Corporation the title of President, Vice President, Treasurer or Controller of such division or any other title or titles deemed appropriate, or may authorize the Chairman of the Board or the President to do so. Any such titles so conferred may be discontinued and withdrawn at any time by the Board of Directors, or by the Chairman of the Board or the President if so authorized by the Board of Directors. Any employee of a division designated by such a divisional title shall have the powers and duties with respect to such division as shall be prescribed by the Board of Directors, the Chairman of the Board or the President.

       Section 2. Effect of Divisional Titles. The conferring of divisional titles shall not create an office of the Corporation under [Article IV] unless specifically designated as such by the Board of Directors; but any person who is an officer of the Corporation may also have a divisional title.

                                    ARTICLE V
                                  CAPITAL STOCK

       Section 1. Certificates of Stock. Each Stockholder shall be entitled to one or more certificates which shall represent and certify the number of shares of each class of stock in the Corporation which are owned by him. The certificates shall be of a form approved by the Board of Directors; shall be signed by the President or Vice President and countersigned by the Secretary or an Assistant Secretary; and may be sealed with the corporate seal. Certificates for each class of stock shall be consecutively numbered. The name and address of the holder of each certificate shall be entered in the books of the Corporation or the Corporation's stock transfer agent. Each certificate representing stock with respect to which the Corporation shall have established any preferences, limitations or restrictions shall bear a legend to the effect that the Corporation will furnish a full statement of the same to any Stockholder, upon request and without charge. Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. A certificate may not be issued until the stock represented by it is fully paid.


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       Section 2. Transfer of Shares. Shares of stock in the Corporation may be transferred on the books of the Corporation or the Corporation's stock transfer agent, only by the holder thereof, as shown on such books, either in person or by the holder's duly appointed attorney. Upon surrender to the Corporation of a stock certificate, duly endorsed for transfer or otherwise accompanied by evidence of succession, assignment or authority to transfer which is acceptable to the Corporation, the Corporation or its stock transfer agent shall cancel such certificate, issue a new certificate to the person entitled thereto, and enter the transaction in the Corporation's stock transfer books.

       Section 3. Lost Certificates. In the event that a stock certificate shall be lost, destroyed or stolen, another may be issued in its stead upon the presentation to the Corporation of an affidavit, from the person claiming such certificate, of such loss, destruction or theft. The Board of Directors may require, as a condition precedent to the issuance of the new certificate, that the person claiming the certificate give to the Corporation a bond with surety sufficient to indemnify the Corporation from any loss or expense which may arise as a result of the issuance of the new certificate.

       Section 4. Registered stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such share in the name of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Maryland.

       Section 5. Record Date and Closing of Transfer Books. The Board of Directors may set a record date for the purpose of determining which stockholders are entitled to notice of or to vote at any meeting of stockholders; which stockholders are entitled to receive payment of any dividend or the allotment of any other rights; or for any other proper purpose. Such date shall be not more than ninety (90) days, and in the case of a meeting of stockholders not less than ten (10) days, before the date on which the meeting or action requiring such determination of stockholders is to be held or taken. In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period of not longer than twenty (20) days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, the date on which such books shall be closed shall be at least ten
(10) days before the date of such meeting.

       Section 6. Stock Ledger. The Corporation or its stock transfer agent shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock, or, if none, at the principal office in the State of Maryland or the principal executive offices of


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the Corporation.

       Section 7. Certification of Beneficial Owners. The Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may certify; the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of a certification which complies with the procedure adopted by the Board of Directors in accordance with this Section, the person specified in the certification is, for the purpose set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

       Section 8. Lost Stock Certificates. The Board of Directors may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen, or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Corporation. In their discretion, the Board of Directors or such officer or officers may require the owner of the certificate to give bond, with sufficient surety, to indemnify the Corporation against any loss or claim arising as a result of the issuance of a new certificate. In their discretion, the Board of Directors or such officer or officers may refuse to issue such new certificate save upon the order of some court having jurisdiction in the premises.

                                   ARTICLE VI
                             BANK ACCOUNTS AND LOANS

       Section 1. Bank Accounts. Such Officers or agents of the Corporation as from time to time shall be designated by the Board of Directors shall have authority to deposit any funds of the Corporation in such depositary institution or institutions as from time to time shall be designated by the Board of Directors; such Officers or agents of the Corporation as from time to time shall be authorized by the Board of Directors may withdraw any or all of the funds of the Corporation so deposited in any depositary institution or institutions, upon checks, drafts or other instruments or orders for the payment of money, drawn against the account or in the name or behalf of the Corporation, and made or signed by such Officers or agents; and each depositary institution with which funds of the Corporation are so deposited is authorized to accept, honor, cash, and pay, without limit as to the amount, all checks, drafts, or other instruments or orders for the payment of money, when drawn, made or signed by Officers or agents so designated by the Board of Directors until written notice of the revocation of the authority of such Officers or agents by the Board of Directors shall have been received by such depositary institution. From time to time there shall be certified to the


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depositary institution or institutions in which funds of the Corporation are deposited, the signatures of the Officers or agents of the Corporation so authorized to draw against the same. In the event that the Board of Directors shall fail to designate the persons by whom checks, drafts and other instruments or orders for the payment of money shall be signed, as hereinabove provided in this Section, all of such checks, drafts and other instruments or orders for the payment of money shall be signed by the Chairman of the Board, the President or a Vice President and countersigned by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer of the Corporation.

       Section 2. Loans. Such Officers or agents of the Corporation as from time to time shall be designated by the Board of Directors shall have authority to effect loans, advances or other forms of credit at any time or times for the Corporation from such banks, trust companies, institutions, corporations, firms or persons as the Board of Directors from time to time shall designate; and, as security for the repayment of such loans, advances, or other forms of credit, to assign, transfer, endorse and deliver, either originally or in addition or substitution, any or all stocks, bonds, rights and interests of any kind in or to stocks or bonds, certificates of such rights or interests, deposits, accounts, documents covering merchandise, bills and accounts receivable and other commercial paper and evidences of debt at any time held by the Corporation; and, for such loans, advances or other forms of credit, to make, execute and deliver one or more notes, acceptances or written obligations of the Corporation on such terms, and with such provisions as to the security or sale or disposition thereof as such Officers or agents shall deem proper; and, also, to sell to, or discount or rediscount with, such banks, trust companies, institutions, corporations, firms or persons any and all commercial paper, bills receivable, acceptances and other instruments and evidences of debt at any time held by the Corporation, and to that end to endorse, transfer and deliver the same. From time to time there shall be certified to each bank, trust company, institution, corporation, firm or person so designated, the signatures of the Officers or agents so authorized; and each such bank, trust company, institution, corporation, firm or person is authorized to rely upon such certification until written notice of the revocation by the Board of Directors of the authority of such Officers or agents shall be delivered to such bank, trust company, institution, corporation, firm or person.

                                   ARTICLE VII
                                    DIVIDENDS

       The Board of Directors may declare dividends upon the shares of stock in the Corporation which may be payable in cash, property or shares of stock in the Corporation, subject to any applicable provisions of law or the Charter of the Corporation. Before the payment of any dividend the Board of Directors may set aside, from corporate funds otherwise available for dividends, such sums as the Board shall deem advisable as a reserve fund for expenditures, liabilities or contingencies, or for such other purpose as the Board shall determine to be advisable and in the best interests of the Corporation. Any reserve so established may be subsequently abolished or applied by the


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


Board of Directors in such manner and to such effects as the Board shall deem advisable and in the best interest of the Corporation.

                                  ARTICLE VIII
                                 INDEMNIFICATION

       Section 1. Indemnification. The Corporation shall indemnify its Directors and Officers as provided in its corporate charter or as the Board of Directors shall determine.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

       Section 1. Fiscal Year. The fiscal year of the Corporation shall end on such day as shall be duly designated from time to time by the Board of Directors.

       Section 2. Notices. Whenever, under the provisions of these Bylaws, notice is required to be given to any Stockholder, Director or Officer, it shall not be construed to mean personal notice, but such notice shall be given in writing, by mail, by depositing the same in a post office or letter box, in a postpaid sealed wrapper, addressed to each Stockholder, Director or Officer at such address as appears on the books of the Corporation or, in default of any other address, to such Stockholder, Director or Officer at the general post office in the City of Baltimore, Maryland, and such notice shall be deemed to be given at the time the same shall be thus mailed. Any Stockholder, Director or Officer may waive any notice required to be given under these Bylaws. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

       Section 3. Books and Records. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of these Bylaws shall be kept at the principal office of the Corporation.

       Section 4. Corporate Seal. The Board of Directors shall provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. If the Corporation is required to place its corporate seal to a document, it is


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


sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word "(seal)" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

                                    ARTICLE X
                                   AMENDMENTS

       The Board of Directors shall have full power and authority to amend, alter or repeal these Bylaws or any provision thereof, and may from time to time make additional Bylaws, at any regular or special meeting as part of the general business of such meeting.











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


       Accepted as the Bylaws of the Corporation by its Board of Directors on November 21, 1996, as amended by the Board of Directors and stockholders of the Corporation on July 23, 1998; as amended by the Board of Directors and stockholders of the Corporation effective as of March 17, 2000.



                                        /s/ MARC E. RUBIN
                                        ----------------------------
                                        Marc E. Rubin, Assistant Secretary